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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, DC  20549



                           FORM 8-K/A

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of report (Date of earliest event reported):  June 18, 1999

                         ALPHARMA INC.

       (Exact Name of Registrant as Specified in Charter)


Delaware                 1-8593              22-2095212
(State or Other     (Commission File     (I.R.S. Employer
 Jurisdiction of      Number)             Identification Number)
 Incorporation)



One Executive Drive   Fort Lee, New Jersey                  07024

(Address of Principal Executive Offices)               (Zip code)


Registrant's telephone number, including area code:(201)947-7774


                         Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets

On June 18, 1999, Alpharma Inc. ("The Company") acquired all of the capital stock of Isis Pharma GmbH and its subsidiary, Isis Puren ("Isis") from Schwarz Pharma AG for approximately $153 million in cash, and a further purchase price adjustment equal to any increase (or decrease) in the net assets of Isis from January 1, 1999 to the date of acquisition. Isis operates a generic and branded pharmaceutical business in Germany. The acquisition consisted of personnel (approximately 200 employees; 140 of whom are in the sales force) and product registrations and trademarks. No plant, property or manufacturing equipment were part of the acquisition.

The Company financed the $153 million purchase price under its $300 million Credit Facility ("1999 Credit Facility"). On June 2, 1999, the Company repaid borrowings under the 1999 Credit Facility with a substantial portion of the proceeds from the issuance of convertible senior subordinated notes as reported in the Company's current report on Form 8-K dated June 2, 1999. Such repayment created the capacity under the 1999 Credit Facility to incur the borrowings used to finance the acquisition of Isis. The 1999 Credit Facility has been filed with the Securities and Exchange Commission, includes the names of banks participating therein and is incorporated herein by reference.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Acquired Companies.

     i)   Independent Auditors' Report (F-4)

     ii) Isis Pharma GmbH and subsidiary consolidated financial statements for the years ended December 31, 1997 and 1998 (F-5 to F-20).

(b)  Pro Forma Financial Information.

     i)   Alpharma  Inc.  Unaudited Pro Forma Condensed  Combined
          Statement of Income for the year ended December 31, 1998 (F-22).

     ii)  Alpharma  Inc.  Unaudited Pro Forma Condensed  Combined
          Statement of Income for the six months ended June  30, 1999 (F-
          23).

     iii) Notes to Unaudited Pro Forma Condensed Combined Financial Statements (F-24 to F-26).


(c)  Exhibits.

     2.1  Sale  and purchase agreement between Schwarz Pharma  AG
          "Seller" and Alpharma GmbH & Co. KG "Purchaser" and Alpharma Inc. "Parent" dated June 18, 1999. (Filed with
          Form 8-K on July 2, 1999.)

     23.1 Consent of Deloitte & Touche GmbH






                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ALPHARMA INC.



                                   By:  \s\ Jeffrey E. Smith
                                        Jeffrey E. Smith
                                        Executive Vice President
                                        and Chief Financial
                                        Officer

Date: August 30, 1999










                    ISIS Pharma GmbH, Zwickau

                Consolidated Financial Statements

                               and

                  Independent Auditors' Report
                as of December 31, 1997 and 1998
Financial Section
Contents:
 .    Report of Management
 .    Independent Auditors' Report
 .    Consolidated Statements of Income
 .    Consolidated Balance Sheets
 .    Consolidated Statements of Cash Flows
 .    Notes to Consolidated Financial Statements

Report of Management

The Company's management is responsible for the integrity and accuracy of the financial information contained in this annual report. Management believes that the financial statements have been prepared in conformity with generally accepted accounting principles appropriate in the circumstances and that the other information in this annual report is consistent with those statements. In preparing the financial statements, management makes informed judgements and estimates where necessary to reflect the expected effects of events and transactions that have not been completed.

Management is also responsible for maintaining an internal control system designed to provide reasonable assurance at reasonable cost that assets are safeguarded against loss or unauthorized use and that financial records are adequate and can be relied upon to produce financial statements in accordance with generally accepted accounting principles. The system is supported by written policies and guidelines, by careful selection and training of financial management personnel and by group accounting staff which coordinates its activities with the Company's independent accountants.

Deloitte & Touche GmbH, independent accountants, are retained to conduct an audit of ISIS Pharma's financial statements in accordance with generally accepted auditing standards and to express their opinion as to whether these consolidated financial statements present fairly, in all material respects, the Company's financial position, results of operations and cash flows.

The management, the internal auditors and the independent accountants have periodic meetings to discuss accounting controls and the quality of financial reporting.

INDEPENDENT AUDITORS' REPORT
To the shareholders of ISIS Pharma GmbH, Zwickau:

We have audited the accompanying consolidated balance sheets of ISIS Pharma GmbH and subsidiary as of December 31, 1997 and 1998, and the related consolidated statements of income and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of ISIS Pharma GmbH and subsidiary as of December 31, 1997 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


August 9, 1999


Deloitte & Touche GmbH
Wirtschaftsprufungsgesellschaft

Consolidated Statements of Income
ISIS Pharma GmbH and Subsidiary

Year ended December 31
(DM in thousands)                      1997       1998
         Net sales                     151,270    150,605
   Cost of goods sold                   42,795     49,466
Gross profit                           108,475    101,139
   Selling expense                      43,736     37,200
   General and administrative           12,916     11,781
   expense
   Research and development              1,992      2,687
   expense
   Amortization of intangible           20,114     19,094
   assets
Operating income                        29,717     30,377
   Interest income                         343        201
   Interest expense                      4,085      3,903
   Other income - net                      128       3,519
Income before income taxes              26,103     30,194
Income tax                              13,378     11,450
Net income                              12,725     18,744



Consolidated Balance Sheets
ISIS Pharma GmbH and Subsidiary
December 31 (DM in thousands)                   1997     1998
Assets
Current assets
    Cash and cash equivalents                    3,606    2,707
    Marketable securities                            0    1,502
    Accounts receivable, less                   17,058   56,537
    allowances
    (1997: DM 113; 1998: DM 158)
    Inventories                                 18,316      809
    Total current assets                        38,980   61,555
Property, plant and equipment
    Land and buildings                             597        0
    Machinery and equipment                     21,124    2,732
    Construction in progress                       356        0
    Less accumulated depreciation              (12,792) (2,148)
    Total                                        9,285      584
Goodwill and other intangible assets
    net of accumulated amortization             94,735   81,312
    (1997: DM 53,014; 1998: DM 69,766)
Long-term investments and other assets           1,945      389
Deferred income taxes                                0      520
                                               144,945  144,360
Liabilities and Shareholders' Equity
Current liabilities
    Current portion of long-term debt                0   10,000
    Accounts payable                            15,839   10,792
    Accrued and other liabilities                3,369    5,133
    Income and other tax liabilities             7,992   14,611
    Deferred income taxes                          843      272
    Total current liabilities                   28,043   40,808
Long-term debt                                  50,000   40,000
Pensions                                         1,740    1,784
Other accrued and noncurrent                       947    1,272
liabilities
Deferred income taxes                            4,280        0
Shareholders' equity
    Common stock                                15,000   15,000
    Additional paid-in capital                       0    1,817
    Retained earnings                           44,935   43,679
    Total shareholders' equity                  59,935   60,496
                                               144,945  144,360


Consolidated Statements of Cash Flows
ISIS Pharma GmbH and Subsidiary

Year ended December 31
(DM in thousands)                               1997    1998

Cash Flow from Operating Activities
   Net income                                 12,725    18,744
   Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation and amortization             22,485    21,507
    Gains on sales of tangible and               (48)  (3,242)
     intangible assets
    Deferred income taxes                     (1,222)  (5,371)
        Net changes in assets and
      liabilities:
        Accounts receivable                    4,004  (39,479)
        Inventories                             (845)   17,506
        Other assets                             358        54
        Accounts payable                       6,195   (5,046)
        Accrued and other liabilities        (11,733)    8,752
Net Cash Provided by Operating Activities 31,919 13,425 Cash Flow from Investing Activities
Capital expenditures                          (4,227)  (9,117)
Proceeds of sales of property, plant
and equipment                                     86    12,976
  and intangible assets
Net Cash Used for Investing Activities        (4,141)    3,859
Cash Flow from Financing Activities
Repayments of long-term debt                 (11,000)        0
Additional paid-in capital                          0    1,817
Dividends paid                               (15,000) (20,000)
Net Cash Provided by (Used in) Financing     (26,000) (18,183)
Activities
Change in cash and cash equivalents            1,778     (899)
Cash and cash equivalents at beginning         1,828     3,606
of year
Cash and cash equivalents at end of            3,606     2,707
year
Cash paid for interest                         3,380     3,369

Notes to Consolidated Financial Statements
(DM in thousands, unless otherwise noted)
1.   Description of the Business
The Company is a wholly-owned subsidiary of Schwarz Pharma AG, a German pharmaceutical company. ISIS Pharma operates in Germany and is engaged in the discovery, development, manufacturing, and marketing of a diversified range of pharmaceutical products and services. The Company's products include both prescription drugs and over-the-counter products and are generally sold directly to retailers, wholesalers, hospitals, health care facilities, physicians' offices and government agencies in Germany.

2.   Significant Accounting Policies
Principles of Consolidation - The consolidated financial statements include the accounts of ISIS Pharma GmbH and its wholly-owned subsidiary ISIS Puren Arzneimittel GmbH & Co. KG. All material intercompany balances and transactions have been eliminated.

Revenue Recognition - Revenues are generally recognized when finished products are shipped or services have been rendered to unaffiliated customers.

Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash and cash equivalents consist primarily of commercial papers carried at cost, which approximates fair value.

Inventories - Inventories are stated at the lower of cost or market. Cost is generally determined in accordance with the "first-in, first out" method. Provision for potentially obsolete or slow-moving inventory is made based on management's analysis of inventory levels and future sales forecasts.

Investments in Marketable Securities - The Company classifies its investments as held to maturity. Investments held to maturity consist primarily of certificates of deposit with financial institutions and federal and municipal bonds having maturities of three years or less and are recorded at amortized cost.
Property, Plant and Equipment and Depreciation - Property, plant and equipment are recorded at cost. Depreciation is provided principally using the straight-line method based on estimated useful lives of the assets as follows:

                                     years
    Buildings                     15
    Machinery and equipment       5    to  10

Improvements which extend the useful life of property are capitalized, and maintenance and repairs are expensed.

Intangible Assets - The excess of the cost over the fair value of net assets of purchased businesses is recorded as goodwill and is amortized using the straight-line method over 15 years. Other intangibles include trademarks, tradenames and distribution rights and are being amortized using the straight-line method with estimated lives of 5 to 20 years.

Long-Lived Assets - The Company periodically evaluates the carrying value of property, plant and equipment and intangible assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss would be recognized when the expected undiscounted cash flows derived from the asset is less than its carrying value. During the year ended December 31, 1997, the Company recorded an impairment loss of DM 1,207 for intangible assets related to trademarks no longer used. No further impairment loss was recorded in 1998.

Income Taxes - Deferred income taxes reflect the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.
Foreign Currency Translation - Exchange gains and losses from transactions in a currency other than the local currency of the entity involved are included in income (1998 losses DM 8 and 1997 gains DM 37).
Research and Development - Research and development costs consist of expenditures incurred during the course of planned search and investigation aimed to discover new knowledge which will be useful in developing new products or processes, or significantly enhancing existing products or production processes, and the implementation of such through design or testing of product alternatives.

Use of Estimates - The preparation of financial estimates in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect certain reported amounts and disclosures. Actual results could differ from these estimates.

New Accounting Pronouncements - Effective January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" and SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components. The implementation of SFAS No. 131 did not have a material impact on the Company's reportable operating segments. SFAS No. 132 standardizes the disclosure requirements about pensions and other postretirement benefits.

In June 1998 the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This standard will be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. Due to the Company's current limited use of derivative instruments, the adoption of this statement is not expected to have a material effect on the Company's consolidated financial condition or results of operations.
Effective January 1, 1998, ISIS Pharma adopted the American Institute of Certified Public Accountants Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". This SOP requires entities to capitalize certain costs incurred for internal-use computer software. Adoption of the statement did not have a material effect on ISIS Pharma's consolidated financial statements.


3. Related Party Transactions
Some functions (e. g. market research, electronic data processing and financial accounting) are segregated in order to centralize certain tasks at Schwarz Pharma AG's corporate headquarters in Monheim/Germany. Schwarz Pharma Group provides ISIS Pharma with necessary services and charged DM 2,652 and DM 2,690 in 1998 and 1997, respectively.

Due to the implementation of the "European Production Strategy" (EPS 2000) during 1998 ISIS Pharma introduced material structural and organizational changes which will be effective beginning 1999. The functions "production" and "inventory management" will be segregated from corporate ISIS Pharma and will be transferred to Schwarz Pharma AG. Due to this, major parts of the Company's fixed assets and all of its inventories were sold to Schwarz Pharma. The Company recorded additional paid-in capital of DM 1,817 net of related income tax of DM 2,369 from these transfers.

Pursuant to the "Manufacturing and Supply Agreement" dated December 18, 1998 Schwarz Pharma AG agreed to manufacture for or to otherwise provide the Company with certain products ready for sale beginning 1999. Schwarz Pharma AG will charge the Company with agreed upon transfer prices. Freight and insurance costs will be assumed by ISIS Pharma. The agreement matures on December 31, 2001 but will be renewed automatically for the term of another calender year if not terminated in writing six months before maturity.

In 1998 and 1997 sales to Schwarz Pharma amounted to DM 1,439 and
DM 1,688, respectively.

The Company licenses various product rights from Schwarz Pharma to sell these products to third parties. ISIS Pharma is obligated to pay license fees which amount to 3.5 % of gross sales generated from these products. Fees for 1998 were DM 63 and for 1997 DM 43.

On December 1, 1993 the Company enterd into a "Lease Agreement" with Schwarz Pharma covering an office and production building in Zwickau. The agreement matures on December 31, 1999. Annual rent expense amounts to DM 3,113.

Since February 1996 the Company participates in the central cash management system of Schwarz Pharma Group. Pursuant to the "Cash Management Agreement" dated February 15, 1996 all cash balances have to be transferred to a target account to be administered centrally on a daily basis. The Company's stand alone bank balances are subject to interest based on current bank rates plus/minus 0.25 %.

On June 3, 1991 ISIS Pharma entered into an agreement with
Schwarz Pharma AG which regulates the interest payments on mutual trade receivables and payables. The interest rate is based on current bank rates and was 5.75 % and 6.00 % in 1998 and 1997, respectively.

With respect to other borrowings and credit arrangements with related parties see note 8.

On December 31, 1998 and 1997 the Company had outstanding liabilities with Schwarz Pharma Group amounting to DM 6,939 and DM 13,343 and receivable balances of DM 40,653 and DM 1,211, respectively. Total interest expense to Schwarz Pharma was DM 3,701 in 1998 and DM 3,945 in 1997.


4. Income Taxes

The components of income tax expense charged to operations were:

                                   1997          1998
    Current:
    German federal                  6,332          7,442
    German local                    8,268          9,379
                                   14,600         16,821
    Deferred:
    German federal                   (839)       (3,471)
    German local                     (383)       (1,900)
                                   (1,222)       (5,371)
    Total                          13,378         11,450

Deferred income taxes related to:

                                     1997         1998
    Liabilities:
    Property, plant and                4,003         129
    equipment
    Intangible assets                    714           0
    Inventories                          560          12
    Accounts receivable                   27          78
    Other                                369         182
    Total deferred tax                 5,673         401
    liabilities

    Assets:
    Intangible assets                      0         129
    Pension accruals                     306         287
    Other                                244         233
    Total deferred tax assets            550         649
    Net deferred tax assets          (5,123)         248
    (liabilities)
    Current deferred income            (843)       (272)
    tax liability
    Net long-term deferred tax       (4,280)         520
    asset (liability)
At December 31, 1998 and 1997, the subsidiary of the Company had available net operating loss carryforwards for local income tax purposes, which are not subject to expiration of approximately DM 1 million and DM 3 million, respectively. Whenever the Company considers it more likely than not that some or all of the deferred income tax assets will not be realized a valuation allowance is established. A valuation allowance has been established for the resulting deferred tax assets. Cash paid for income taxes in 1998 and 1997 were DM 20.3 million and DM 14.4 million, respectively.

The reconciliation of income tax from continuing operations computed at the German federal statutory tax rate to the Company's effective income tax rate is as follows:

                                         1997     1998
                                          %        %
    German federal statutory rate          45.0     45.0
    German local tax                       30.2     24.8
    Credit for dividend distributions    (13.2)   (22.5)
    Federal tax benefit on local taxes   (13.6)   (11.1)
    Nondeductable expenses                  2.4      0.9
    Other                                   0.4      0.8
                                           51.2     37.9


5. Inventories

Inventories at December 31 consisted of the following:

                                      1997        1998
    Raw materials and
     work in process                   4,361             0
    Finished products                  4,521           109
    Merchandise goods                  9,434           700
                                      18,316           809



6. Intangible Assets, net

                                   1997          1998
     Concessions                     3,265          1,642
     Patents and patent rights         223            164
     Trademarks                     37,806         29,307
     Licenses and similar            2,405          3,089
    rights
     Goodwill                       51,036         47,110
                                    94,735         81,312



7. Investments


Information regarding the Company's investment in debt securities follows:
                                       1997       1998
Amortized cost and fair value of
held-to-maturity debt securities*       1,504        1,502

* Gross unrealized gains and losses are immaterial

As of December 31, 1998 these investments are included in the caption "Marketable securities, current" and have been reclassified from "Long-term investments and other assets because the remaining term of the investment is less than one year.



8. Borrowings and Credit Arrangements

On February 7, 1996 the Company entered into a loan agreement with Schwarz Pharma AG for DM 50 million. The loan is repayable in fixed rates of DM 5 million every 6 months commencing on June 30, 1999. As of December 31 the loan consisted of the following:



                      Interest  Due Date    1997     1998
                      Rates %
Fixed rate loan         6.5     1999-2003   50,00    50,000
                                                0
Less current portion                            0    10,000
of long-term debt
Long-term debt, net                         50,00    40,000
                                                0



9. Concentrations of Credit Risk

The Company periodically reviews the creditworthiness of counterparties to foreign exchange and other agreements and does not expect to incur a loss from failure of any counterparties to perform under the agreements. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required.


10.Retirement Benefits

The Company has noncontributory defined benefit pension plans covering eligible employees. Plans for most employees provide benefits based on flat DM-amounts and years of service.

Pension cost for all plans were DM 180 and DM 190 for 1998 and 1997, respectively. Pension plan information for fiscal years ending December 31, 1998 and 1997 was as follows:

                                    1997          1998
Change in benefit obligation
Benefit obligation at                 1,553           1,740
beginning of year
Service Cost                             89              76
Interest Cost                           101             104
Actuarial (gain)/loss                   (3)           (136)
Benefit obligation at end of          1,740           1,784
the year
Change in plan assets                     0               0
Funded status                       (1,740)         (1,784)
Prepaid (accrued) benefit cost      (1,740)         (1,784)
Components  of  net   periodic
pension cost
Service Cost                             89              76
Interest Cost                           101             104
Net periodic pension cost               190             180


                                         1997          1998
Weighted-average assumptions
as of December 31,
Discount rate                            6.5%          6.5%
Rate of compensation increase            3.5%          3.5%


11.  Financial Instruments

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosure of the following information about the fair value of certain financial instruments for which it is practicable to estimate that value. For the purposes of this disclosure, the fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. However, considerable judgement is necessary in interpreting market data to develop the estimates of fair value. The financial instruments portfolio of ISIS Pharma includes cash and cash equivalents as well as long term debt instruments. For fiscal years ending December 31, 1998 and 1997 the fair values of these instruments approximated their carrying values in the aggregate.

12.  Shareholders' Equity

ISIS Pharma GmbH and Subsidiary. ISIS Pharma GmbH is a German limited liability company with an authorised and issued share capital of DM 15,000.

                     Common  Additiona  Retained   Total
                      stock  l paid-in  earnings  equity
                              capital
Balance per January  15,000           0   47,210    62,210
1, 1997
Comprehensive income
  net
income/comprehensive
   income                                 12,725    12,725
Total comprehensive                                 12,725
income
Dividend to                             (15,000)  (15,000)
shareholders
Balance December 31, 15,000           0   44,935    59,935
1997
Comprehensive income
  net
income/comprehensive
   income                                 18,744    18,744
Total comprehensive                                 18,744
income
Capital contribution             1,817               1,817
Dividend to                             (20,000)  (20,000)
shareholders
Balance December 31, 15,000       1,817   43,679    60,496
1998



13.Commitments
The Company leases automobiles, certain equipment, office and warehouses facilities under various lease agreements. Rental expense under these leases was approximately DM 3,682 and DM 3,748 in 1998 and 1997, respectively. The Company has certain obligations related to future capital expenditures, licensing and other purchase commitments totaling DM 6,400 as of December 31, 1998. Aggregate future minimum annual rental payments required under the operating leases at December 31, 1998, are as follows:

                            DM
       1999               5,040
       2000               1,405
       2001                 812
       2002                   0
       2003                   0
       Total              7,257



14.Contingencies

The Company is involved in various litigation arising in the normal course of business, including proceedings based on product liability claims, workers' compensation claims and alleged violations of various environmental laws. The Company is self-insured for health care, workers' compensation, general liability and product liability up to predetermined amounts, above which third party insurance applies. The Management regularly reviews the probable outcome of these proceedings, the expenses expected to be incurred, the availability and limits of the insurance coverage, and the established accruals for uninsured liabilities. While the outcome of pending proceedings cannot be predicted with certainty, management believes that liabilities which may result from these proceedings are not reasonably likely to have a material effect on the Company's liquidity, financial condition or results of operations.

15.Segment Reporting

All of the Company's business is conducted through its phamaceutical segment, almost solely in Germany.

The Company sells to various customers, of which four individually accounted for approximately 24%, 19%, 17% and 12% of the Company's total revenues for the year ended December 31, 1998. Those same four customers accounted for approximately 28%, 18%, 16% and 12% for the year ended December 31, 1997. No other customer accounted for more than 10% of the Company's annual total revenues.


16.Other Income - net

In 1998 other income includes a profit of DM 3,201 from the sale of a trademark.


17.Subsequent Events

On June 18, 1999, all of the capital stock of ISIS Pharma GmbH was acquired by Alpharma Inc., Fort Lee, NJ/USA.


                          ALPHARMA INC.
                  Index to Unaudited Pro Forma
             Condensed Combined Financial Statements








Unaudited Pro Forma Condensed Combined
Statement of Income for the Year Ended
  December 31, 1998                               F - 22

Unaudited Pro Forma Condensed Combined
Statement of Income for the Six Months Ended
  June 30, 1999                                   F - 23

Notes to the Unaudited Pro Forma Condensed
  Combined Financial Statements                   F-24 to F-26
                          Alpharma Inc.
   Unaudited Pro Forma Condensed Combined Statement of Income
              For the year ended December 31, 1998
              (In thousands, except per share data)



                                            Pro Forma  Unaudited
                       Alpharma     Isis     Adjust-   Pro Forma
                        Actual     Actual     ments    Combined


Total revenue         $604,584    $85,508   $  -       $690,092

 Cost of sales        351,324     28,085        -      379,409

Gross profit          253,260     57,423       -       310,683

 Selling, general
  and administrative
  expenses            188,264     40,176      309 (a)  228,749

Operating income      64,996      17,247    (309)      81,934

 Interest expense     (25,613)    (2,216)   (8,799     (36,628)
                                            )(b)
 Other income
  (expense), net         (400)     2,112       -         1,712

Income before
provision             38,983      17,143    (9,108)    47,018
 for income taxes

 Provision for income
  taxes               14,772       6,501    (4,099     17,174
                                            )(c)

Net income            $24,211     $10,642   $(5,009)   $29,844

Average common shares
 outstanding:
  Basic               25,567                           25,567
  Diluted             26,279                           31,379

Earnings per share:
  Basic                 $0.95                            $1.17
  Diluted               $0.92                            $1.12 *


* Includes addback to net income for adjustments required under the if-converted method applicable to dilution of convertible notes.


   See accompanying notes to the unaudited pro forma condensed combined financial statements.
                          Alpharma Inc.
   Unaudited Pro Forma Condensed Combined Statement of Income
             For the six months ended June 30, 1999
              (In thousands, except per share data)



                                            Pro Forma  Unaudited
                       Alpharma     Isis     Adjust-   Pro Forma
                        Actual     Actual     ments    Combined


Total revenue         $320,598    $32,559   $  -       $353,157

 Cost of sales        178,395     11,819        -      190,214

Gross profit          142,203     20,740       -       162,943

 Selling, general
  and administrative
  expenses            102,814     18,043    163(a)     121,020

Operating income      39,389      2,697     (163)      41,923

 Interest expense     (16,323)    (653)     (4,343     (21,319)
                                            )(b)
 Other income
  (expense), net         921         225       -         1,146

Income before
provision             23,987      2,269     (4,506)    21,750
 for income taxes

 Provision for income
  taxes               8,779        1,021    (2,028     7,772
                                            )(c)

Net income            $15,208     $ 1,248   $(2,478)   $13,978

Average common shares
 outstanding:
  Basic               27,379                           27,379
  Diluted             27,759                           27,759

Earnings per share:
  Basic                 $0.56                            $0.51
  Diluted               $0.55                            $0.50






   See accompanying notes to the unaudited pro forma condensed combined financial statements.



1.   Basis of Presentation

     The unaudited pro forma condensed combined financial statements (pro forma financials) are presented for illustrative purposes only, giving effect to the acquisition, as described and therefore are not necessarily indicative of the operating results that might have been achieved had the combination occurred as of an earlier date, nor are they necessarily indicative of operating results which may occur in the future.

      On June 18, 1999, Alpharma Inc. acquired all of the capital stock of Isis Pharma GmbH and its subsidiary, Isis Puren ("Isis") from Schwarz Pharma AG for approximately $153 million in cash and a further purchase price adjustment equal to any increase (or decrease) in the net assets of Isis from January 1, 1999 to the date of acquisition. Isis operates a generic and branded pharmaceutical business in Germany. The acquisition consisted of personnel (approximately 200 employees; 140 of who are in the sales force) and product registrations and trademarks. No plant, property or manufacturing equipment were part of the acquisition.

     The acquisition will be accounted for in accordance with the purchase method. The purchase price is expected to be primarily allocated to the intangible assets and goodwill. The final allocation and actual lives to be assigned will be determined by a professional valuation to be completed by year end 1999. The accompanying unaudited pro forma condensed combined income statements reflect the acquisition as if it occurred as of the beginning of the periods presented. No balance sheets are required since the accounts of Isis are included in the Company Form 10-Q filed as of June 30, 1999. The financial statements of Isis were prepared on a U.S. GAAP basis for inclusion in this Form 8-K and for pro forma purposes.

     The actual results of Isis are consolidated with the Company and included in Alpharma actual from the date specified in the sale and purchase agreement (June 15, 1999). For the six months ended June 30, 1999, Isis unaudited actual amounts include operations for the stub period January 1 to June 15, 1999.

2.
     Translation of Isis' financial statements

     The German Mark ("DM") is the functional currency for Isis' operations. The average exchange rate for the year ended December
31, 1998 was DM .5678 to $1.00. The average exchange rate for the six months ended June 30, 1999 was DM .5557 to $1.00.


3.   Pro Forma adjustments - Statement of Income

     The   unaudited  pro  forma  income  statements  assume  the
purchase as of the beginning of each period presented and are translated, where applicable, using average exchange rates for the given period. The adjustments are as follows:


                                                     Six Months
                                       Year Ended      Ended
                                      December 31,    June 30,
                                          1998          1999


(a)  Amortization of intangibles      $11,150       $4,998
   To record amortization of
   estimated goodwill and
   intangibles based on 5 to 20
   year lives.

   Amortization of intangibles        ($10,841)     ($4,835)
   To reverse amortization included
   in Isis local financial
   statements (at average exchange
   rate for the period).

   (Net amounts are included
   in selling, general and
   administrative expenses.)

(b)  Interest expense                 $10,900       $4,996
   To record interest expense at
   7.125% on assumed average
borrowings of $153,000.


   Interest expense                   ($2,101)      ($653)
   To reverse Isis related party
   interest expense included in
   local financial statements. (All
   related party debt was forgiven
   upon sale to Alpharma.)

(c)  Tax benefit                      $4,099        $2,028
    To  record income tax effect  of
pro  forma adjustments above.   Note
all  adjustments were made     using
the  statutory German tax       rate
of 45%.

   For each 1/8% change in interest
   rates interest expense would
   increase/decrease by
   approximately $200 for a full
   year.


     The interest rate of 7.125% used for the pro forma condensed combined statements of income is supported by the fact that the purchase was made possible from the Company's issuance of convertible senior subordinated debt. The purchase price of Isis of approximately $153,000 was in effect financed through the issuance of $170,000 convertible senior subordinated notes.


_______________

Statements made in this Form 8-K/A, are forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements.

Information on other significant potential risks and uncertainties not discussed herein may be found in the Company's filings with the Securities and Exchange Commission including under the caption "Risk Factors" its Form 10-K for the years ended December 31, 1998.